Exhibit 5
[Letterhead of Goodsill Anderson Quinn & Stifel
A Limited Liability Law Partnership LLP]

March 28, 2007

Hawaiian Electric Industries, Inc.
900 Richards Street
Honolulu, Hawaii 96813
Ladies and Gentlemen:
     Hawaiian Electric Industries, Inc., a Hawaii corporation (the “Company”), has filed a Registration Statement on Form S-3 under the Securities Act of 1933 (the “Registration Statement”), covering an additional 3,750,000 shares of Common Stock, without par value (the “Shares”), together with certain rights (the “Rights”) to purchase shares of the Company’s Series A Junior Participating Preferred Stock, pursuant to the terms of the Rights Agreement, dated as of October 28, 1997, as amended (the “Rights Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as Rights Agent. One Right will be attached to each share of Common Stock of the Company. The Shares, together with the Rights attached thereto, will be offered and sold in connection with the Company’s Dividend Reinvestment and Stock Purchase Plan, as amended effective on the date of the filing of the Registration Statement (the “Amended Plan”).
     In connection with this opinion, we have examined originals or copies of: (i) the Registration Statement; (ii) the Company’s Registration Statement on Form 8-A, which was filed with the Securities and Exchange Commission (the “Commission”) under the Securities and Exchange Act of 1934, on November 5, 1997, as amended on May 8, 2003, June 10, 2004 and October 26, 2004; (iii) the Rights Agreement, as amended; (iv) the Restated Articles of Incorporation and By-Laws of the Company, each as amended to the date hereof; (v) resolutions of the Board of Directors of the Company dated October 28, 1997, April 22, 2003, April 20, 2004, and October 26, 2004, relating to, among other things, the adoption of the Rights Agreement, and amendments thereto, the issuance of the Rights, and the 2-1 Common Stock split effective on June 10, 2004; and (vi) the resolution of the Board of Directors of the Company dated December 15, 2006, relating to adoption of the Amended Plan and authorization to register and issue the shares of Common Stock and Rights covered by the Registration Statement. To the extent that we have deemed appropriate or necessary as a basis for the opinions set forth herein, we have also examined originals or copies of records of the Company and other documents, including certificates of public officials, and certificates of officers or other representatives of the Company and others.

Hawaiian Electric Industries, Inc.
March 28, 2007

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently verified or established, we have relied upon statements and representations of officers and other representatives of the Company, and others.
     We are members of the Bar of the State of Hawaii and we do not hold ourselves out as experts on the laws of any other jurisdiction. This opinion is limited in all respects to matters governed by the laws of the State of Hawaii and federal laws of the United States of America to the extent specifically referred to herein. We express no opinion concerning compliance with the laws or regulations of any other jurisdiction or jurisdictions (including but not limited to the Blue Sky or other securities laws of such jurisdictions), or as to the validity, meaning or effect of any act or document under the laws of any other jurisdiction or jurisdictions.
     Based upon and subject to the foregoing, and the other qualifications, limitations and assumptions stated below, we are of the opinion that:
     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Hawaii.
     2. When the Shares have been duly issued and sold as contemplated in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.
     3. The execution of the Rights Agreement and the issuance and listing of the Rights have been duly authorized by the Board of Directors.
     4. When distributed in accordance with the Rights Agreement, the Rights will be validly issued.
     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the references to our firm under the caption “Validity of Common Stock” in the Registration Statement, and to the filing of our opinion of this date concerning tax matters as Exhibit 8 to the Registration Statement.

Very truly yours,
/s/ Goodsill Anderson Quinn & Stifel
A Limited Liability Law Partnership LLP